UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 9, 2024

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 9, 2024, TScan Therapeutics, Inc. (the “Company”) issued a press release regarding updated data from its ongoing ALLOHA™ Phase 1 trial of TSC-100 and TSC-101 to be presented during an oral session at the 66th American Society of Hematology (ASH) Annual Meeting and Exposition. A copy of the press release is furnished as Exhibit 99.1 hereto. The Company also announced a virtual key opinion leader (KOL) event featuring Ran Reshef, M.D., M.Sc., to be held on Tuesday, December 10, 2024, at 8:00 a.m. ET to discuss the data presented at ASH, updates regarding a potential registrational path for the program following its initial meeting with the U.S. Food and Drug Administration, future plans to expand the program, in addition to an update on the Company’s PLEXI-T™ Phase 1 solid tumor trial. A copy of the KOL event slide presentation is furnished as Exhibit 99.2 hereto. The presentation will also be available on the investor relations section of the Company’s website at https://ir.tscan.com. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the material attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

Heme Malignancies Program.

Updated Phase 1 Trial Results.

In the ongoing ALLOHA Phase 1 trial (NCT05473910), patients receive either TSC-100 or TSC-101 post-hematopoietic cell transplantation (HCT), whereas control arm patients receive HCT alone as per standard of care. To date, 38 patients have been enrolled in the trial and have undergone HCT, with 26 in the treatment arm and 12 in the control arm. Key endpoints in the trial include safety and efficacy, and exploratory endpoints include donor chimerism and minimal residual disease (MRD) status.

To date, the preliminary results from the ongoing ALLOHA™ Phase 1 trial indicated that TSC-100 and TSC-101 demonstrated the potential to treat residual disease and prevent relapse in patients with acute myeloid leukemia (AML), acute lymphocytic leukemia (ALL) or myelodysplastic syndromes (MDS) undergoing allogeneic hematopoietic cell transplantation (HCT) with reduced intensity conditioning (RIC):

•	Event-free survival strongly favors the treatment arm (Hazard Ratio (HR)=0.30; p=0.04) and early trends suggest a lower probability of relapse (HR=0.28; p=0.14).

•	2 of 26 (8%) treatment-arm patients have relapsed compared to 4 of 12 (33%) control-arm patients.

•	One treatment-arm relapse and subsequent mortality occurred in a high-risk patient who was taken to transplant without first achieving complete remission; and

•	The other treatment-arm relapse was an extramedullary relapse in the patient’s central nervous system with no evidence of systemic relapse.

•	Median time to relapse was not evaluable in the treatment arm versus 160 days in the control arm.

•

8 of 38 (21%) patients in the study had TP53 mutations, with 6 cases in the treatment arm and 2 cases in the control arm. Of the 4 patients in the treatment arm who received TCR-T cell infusions, none has relapsed, and one patient has now been relapse-free for 22 months. Of the 2 patients in the control arm with mutated TP53, both relapsed within 6 months of transplant and died shortly thereafter.

•	TSC-100 and TSC-101 infusions across both arms were well-tolerated at all three dose levels with no dose-limiting toxicities. Observed adverse events generally consistent with post-HCT adverse events.

•

TSC-100 and TSC-101 TCR-T cells were detected in all treated patients, including all timepoints for those who have been on study for over a year, with clear evidence of a dose-persistence relationship.

Pivotal Study Design.

Through a meeting with the FDA, the Company obtained feedback on the potential registrational pathway following the Phase 1 ALLOHA trial. Based on this feedback, the Company believes that for a registrational trial: (1) the following proposed patient population is acceptable: AML, MDS, and ALL undergoing allo-HCT with RIC, (2) relapse-free survival (RFS) will be an appropriate primary endpoint to support full approval and (3) use of an external control arm using data from Center for International Blood and Marrow Transplant Research (CIBMTR) will be acceptable to support full approval. The Company has decided to pursue an initial registrational path for TSC-101 as it captures almost all HLA-A*02:01-positive patients, and accordingly the Company believes that it is not necessary to include TSC-100 or a companion diagnostic in its upcoming trial. Subject to any further feedback from regulatory authorities or updates to streamline trial execution, the Company expects that the design of a potential registrational trial, which it anticipates launching in the second half of 2025, will include the following elements:

•	Subjects: Patients with AML, MDS, ALL undergoing transplant with RIC.

•	Donors: Haploidentical and mismatched unrelated donors.

•	Enrollment: TSC-101 vs matched controls (1:3)

•	Primary endpoint: Relapse-free survival

•	Key secondary endpoint: Overall survival, time to relapse and event-free survival

•	Exploratory endpoint: Minimal residual disease, complete chimerism rates

•

Full approval: the study is designed with a HR of 0.60, 85% power and approximately 140 subjects in the treatment arm. The primary endpoint requires 184 total relapse and death events to assess efficacy

•	Study readout: anticipated in approximately 24 months.

Next Steps.

The Company currently intends to focus on the following next steps for its heme malignancies program: (1) continue to enroll ALLOHA Phase 1 study using commercial manufacturing process at the Company, (2) transfer commercial process to a third-party contract development and manufacturing organization (CDMO), (3) work to reach final agreement with FDA on its pivotal trial design and (4) initiate registrational trial with clinical supply manufactured at CDMO.

Market Opportunity.

The Company believes that if there is an increased use of reduced intensity conditioning with haploidentical donors and mismatched unrelated donors it would have the potential to expand the addressable market of its TCR-T therapy candidates, both in the United States and in Europe. The positive data from the Company’s ALLOHA trial could potentially accelerate such changes in clinical practice and increase the total addressable market. The Company believes that the addressable market can also be expanded with the introduction of additional TCR-Ts that target other HLA types. TCRs for additional HLA types will target epitopes on CD45, a universal source of antigens for heme malignancies.

Solid Tumor Program.

TScan is building and expanding the ImmunoBank of T cell receptors (TCRs) to enable enhanced, multiplex TCR-engineered T cell (TCR-T) therapy, which is designed to address the heterogeneity of solid tumors:

•

The solid tumor program will focus on immune-rich cancers with high unmet need, with T-Plex enrollment focusing on the following key indications: non-small cell lung cancer (NSCLC), sarcoma, head and neck cancer, and cervical cancer, and anal cancer.

•	To date, eight patients have been infused with singleplex TCR-T.

•	Early evidence of anti-tumor activity was observed.

•

One TCR-T (TSC-203-A0201, which targets PRAME) has advanced through dose level 2 and is now eligible for T-Plex. A second TCR-T (TSC-200-A0201, which targets HPV16) is anticipated to clear dose level 2 before mid-December and will soon be eligible for T-Plex.

•	TScan has successfully manufactured its first T-Plex product.

•	TScan is progressing multiple TCRs through early does levels, which is expected to enable TScan to investigate multiplexed therapy in 2025.

•	Investigational new drug filing for a TCR targeting MAGE-A4 on HLA-A*02:01 (TSC-202-A0201) was submitted, which if cleared is expected to increase T-Plex eligibility.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated December 9, 2024

99.2	Presentation, dated December 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report. These forward-looking statements involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: December 10, 2024	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer